Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x

:
In re	:	Chapter 11
:
ADVANTA CORP., et al.,[1]	:	Case No. 09-13931 (KJC)
:
Debtors.	:	(Jointly Administered)
:
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ORDER CONFIRMING DEBTORS’
JOINT PLAN UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED
Advanta Corp. (“Advanta”) and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (the “Debtors”), having proposed and filed the Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, dated November 2, 2010 (as modified February 11, 2011, the “Plan”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and the Bankruptcy Court having entered, after due notice and a hearing, the Order (I) Approving the Disclosure Statement, (II) Approving Notice and Objection Procedures for the Disclosure Statement Hearing, (III) Establishing Solicitation and Voting Procedures, (IV) Scheduling a Confirmation Hearing, and (V) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan [Docket No. 1042] (the “Disclosure Statement Order”); and the Disclosure Statement for

[1]	The Debtors in these jointly administered Chapter 11 Cases are Advanta, Advanta Investment Corp., Advanta Business Services Holding Corp., Advanta Business Services Corp., Advanta Shared Services Corp. (“ASSC”), Advanta Service Corp. (“ASC”), Advanta Advertising Inc., Advantennis Corp., Advanta Mortgage Holding Company, Advanta Auto Finance Corporation (“Advanta Auto Finance”), Advanta Mortgage Corp. USA (“AMCUSA”), Advanta Finance Corp. (“Advanta Finance”), Advanta Ventures Inc., BE Corp. (f/k/a BizEquity Corp.), ideablob Corp., Advanta Credit Card Receivables Corp. (“ACCRC”), Great Expectations International Inc., Great Expectations Franchise Corp., and Great Expectations Management Corp.

Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, as Modified, dated November 2, 2010, as modified December 17, 2010 (the “Disclosure Statement”), the Plan, and the Solicitation Materials (as defined below) having been distributed or made available to holders of Claims2 and Equity Interests in the Debtors and other parties in interest entitled to vote thereon as provided in the Disclosure Statement Order; and due notice of (i) entry of the Disclosure Statement Order, (ii) the Confirmation Hearing, and (iii) the deadline for voting on, and/or objecting to, the Plan having been provided to holders of Claims against and Equity Interests in the Debtors and other parties in interest in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) as established by the affidavits of service, mailing, and/or publication filed with the Bankruptcy Court (the “Notice Affidavits”);3 and certain objections to confirmation of the Plan having been filed (the “Objections”); and after full consideration of (i) the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, as Modified, dated February 8, 2011 (the “Confirmation Brief”) [Docket No. 1156], (ii) the Declaration of Jeffrey S. Stein of The Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes on and Results of Voting With Respect to the Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, as Modified, dated February 8, 2011 [Docket No. 1147] (describing the methodology for the tabulation and results of voting with respect to the Plan and evidencing that the Debtors have received the requisite acceptances of the Plan in both number

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan or the Disclosure Statement (both as defined herein), as may be applicable.

[3]	The Notice Affidavits have been filed at Dockets Nos. 1083, 1084 and 1085.

and amount as required by section 1126 of the Bankruptcy Code) (the “GCG Declaration”); (iii) the Declaration of William A. Rosoff in Support of Confirmation of the Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, as Modified, dated February 8, 2011 [Docket No. 1154] (the “Rosoff Declaration”); (iv) the Declaration of Joseph A. Bondi in Support of Confirmation of the Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code, as Modified, dated February 8, 2011 [Docket No. 1155] (the “Bondi Declaration,” and, together with the GCG Declaration and the Rosoff Declaration, the “Declarations”); and (v) each of the Objections; and the hearing to consider confirmation of the Plan having been held before the Bankruptcy Court on February 10, 2011 (the “Confirmation Hearing”); and the Bankruptcy Court having reviewed and considered the Disclosure Statement, the Plan, the Plan Supplement (as defined below), the Disclosure Statement Order, the Confirmation Brief, the Declarations, each of the Objections that has not been withdrawn or otherwise mooted and the Debtors’ responses thereto, and all related documents; and all Objections having been withdrawn, resolved, or otherwise overruled or addressed as set forth herein or by separate further order of the Bankruptcy Court; and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing, including the Declarations filed and testimony provided therein; and upon all of the proceedings had before the Bankruptcy Court and upon the entire record of the Confirmation Hearing, including the arguments of counsel and all of the evidence adduced at the Confirmation Hearing; and the Bankruptcy Court having determined based upon all of the foregoing that the Plan should be confirmed, as reflected by the Bankruptcy Court’s rulings made herein and at the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor, the Bankruptcy Court hereby

FINDS, DETERMINES, AND CONCLUDES THAT:
Findings of Fact
A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
Jurisdiction and Venue
B. Exclusive Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). This Bankruptcy Court has jurisdiction over the Debtors’ Chapter 11 Cases (as defined below), the confirmation of the Plan and the Objections pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Bankruptcy Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.
C. Commencement and Joint Administration of the Debtors’ Chapter 11 Cases. On November 8, 2009 and November 20, 2009 (collectively, the “Commencement Date”), the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). By order of the Bankruptcy Court, dated November 10, 2009 [Docket No. 21], the Chapter 11 Cases were consolidated for procedural purposes only and are being jointly administered. The Debtors have been operating their businesses and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in these Chapter 11 Cases.

D. Official Committee of Unsecured Creditors. On November 24, 2009, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), pursuant to its authority under section 1102 of the Bankruptcy Code, appointed an official committee of unsecured creditors (the “Creditors’ Committee”).
E. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, adduced and/or presented at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.
Solicitation and Notice
F. Solicitation and Notice. On December 17, 2010, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things, approved the Disclosure Statement, finding that it contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and established procedures for the Debtors’ solicitation of votes on the Plan. The (a) Disclosure Statement (with a copy of the Plan attached thereto), (b) Disclosure Statement Order, (c) Confirmation Hearing Notice, (d) appropriate ballots for voting on the Plan (the “Ballots”), and (e) letter from the Creditors’ Committee (collectively, the “Solicitation Materials”) were served in compliance with the Bankruptcy Rules and the Disclosure Statement Order. As described in the GCG Declaration and the Notice Affidavits, (i) the service of the Solicitation Materials was adequate and sufficient under the circumstances of these Chapter 11 Cases, (ii) all parties required to be provided notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely and adequate notice in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and (iii) adequate and sufficient notice of the Confirmation Hearing and other requirements, deadlines, hearings and matters described in the Disclosure Statement Order were timely provided in compliance with the Bankruptcy Rules and the Disclosure Statement Order.

G. Good-Faith Solicitation. The Debtors, the Committee, the designated Trustees and the Delaware Trustee, and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, equity holders, partners, affiliates, and representatives have, for purposes of section 1125(e) of the Bankruptcy Code, (i) acted in good faith in soliciting acceptances and rejections of the Plan and (ii) acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code in any offer, issuance, sale or purchase of any securities offered or sold under the Plan.
H. Voting. Votes on the Plan were solicited after disclosure to holders of Claims against and Equity Interests in the Debtors of “adequate information” as defined in section 1125 of the Bankruptcy Code. As evidenced by the GCG Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith and in a manner consistent with the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules.
I. Plan Supplement. On January 22, 2011, the Debtors filed that certain supplement to the Plan [Docket No. 1121] (as amended or modified, the “Plan Supplement”), which includes the following documents: (i) Schedule of Executory Contracts to be Assumed Pursuant to Section 8.1 of the Plan; (ii) Schedule of Compensation and Benefit Programs to continue through the Effective Date Pursuant to Section 8.7 of the Plan; (iii) forms of Trust Agreements; (iv) list of initial directors of Reorganized Advanta and ASC; (v) list of initial officers of Reorganized Advanta and ASC; and (vi) amended charter and by-laws for Reorganized Advanta and ASC. On February 8, 2011, the Debtors filed certain modifications to the Plan Supplement, including: (a) a modified Schedule of Executory Contracts to be Assumed Pursuant to Section 8.1 of the Plan (as modified, “Schedule 8.1”); (ii) a modified Schedule of Compensation and Benefit Programs to continue through the Effective Date Pursuant to Section 8.7 of the Plan; and (iii) revised forms of Trust Agreements. All such materials comply with the terms of the Plan, and the filing and notice of such documents was good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required.

Modifications to the Plan and the Plan Supplement
J. Modifications. Subsequent to Solicitation, on February 8, 2011, the Debtors filed certain modifications to the Plan and to the documents that were filed in the Plan Supplement (collectively the “Modifications”). None of the Modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes on the Plan. Pursuant to section 1127(a) of the Bankruptcy Code, the Modifications are hereby made a part of the Plan.
K. Notice of Modifications. The filing on the docket and the description of the Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof under the circumstances of these Chapter 11 Cases. The Modifications do not materially or adversely affect the treatment of any Claims against or Equity Interests in the Debtors under the Plan.
L. Deemed Acceptance of Plan as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims against the Debtors who voted to accept the Plan are hereby deemed to have accepted the Plan as modified consistent with the Modifications. No holder of a Claim against the Debtors who has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Modifications.

M. Compliance with Bankruptcy Code Section 1127. The Modifications incorporated in the Plan comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.
Compliance With Section 1129 of the Bankruptcy Code
N. Bankruptcy Rule 3016(a). The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a).
O. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.
P. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). As required by section 1123(a)(1) of the Bankruptcy Code, in addition to Administrative Expense Claims, Professional Compensation and Reimbursement Claims, Indenture Trustee Fees, and Priority Tax Claims, which need not be classified, Article III of the Plan designates the following classes of Claims and Equity Interests: Classes 1(a)-(f) (Other Priority Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Classes 2(a)-(f) (Secured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Class 3 (Investment Note Claims and RediReserve Certificate Claims against Advanta), Classes 4(a)-(f) (General Unsecured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, Advanta Finance, respectively), Class 5 (Subordinated Note Claims against Advanta), Classes 6(a)-(f) (Subordinated Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance,

respectively), Classes 7(a)-(c) (Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC, respectively), Classes 7(d)-(f) (Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance, respectively), and Class 7(g) (Equity Interests in ASC). Each of the Claims or Equity Interests, as the case may be, in each particular Class is substantially similar to the other Claims or Equity Interests in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. Thus, the Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
Q. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III and Sections 4.1, 4.2, and 4.14 of the Plan specify that Classes 1(a)-(f) (Other Priority Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Classes 2(a)-(f) (Secured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), and Class 7(g) (Equity Interests in ASC) are unimpaired by the Plan, thereby complying with section 1123(a)(2) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(2) of the Bankruptcy Code.
R. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III and Sections 4.3 through 4.13 of the Plan specify that Class 3 (Investment Note Claims and RediReserve Certificate Claims against Advanta), Classes 4(a)-(f) (General Unsecured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, Advanta Finance, respectively), Class 5 (Subordinated Note Claims against Advanta), Classes 6(a)-(f) (Subordinated Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Classes 7(a)-(c) (Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC), and Classes 7(d)-(f) (Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance) are impaired pursuant to the Plan and set forth the treatment of such Classes under the Plan, thereby complying with section 1123(a)(3) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(3) of the Bankruptcy Code.

S. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment in respect of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.
T. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents in the Plan Supplement provide for adequate and proper means for implementation of the Plan as required by section 1123(a)(5) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(5) of the Bankruptcy Code.
U. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The amended charter and by-laws for Reorganized Advanta and ASC, forms of which are included in the Plan Supplement, conform to section 1123(a)(6) of the Bankruptcy Code’s prohibition on the issuance of nonvoting equity securities and do not permit either Reorganized Advanta or ASC to issue nonvoting equity securities to the extent disallowed by section 1123(a)(6). Consequently, the applicable post-Effective Date organizational documents comply with the requirements of section 1123(a)(6) of the Bankruptcy Code.

V. Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The initial directors and officers for both Reorganized Advanta and ASC are set forth in the Plan Supplement, and their respective constituent documents set out the procedures for selection of subsequent directors and officers. The selection of FTI Consulting, Inc. (“FTI”) as the Trustee for each Trust and Wilmington Trust Company as Delaware Trustee for each Trust was made in consultation with the Creditors’ Committee. The Trusts will be overseen by the TABs. The initial members of the TABs for each Trust have been designated by the Debtors with the consent of the Creditors’ Committee, and their names are contained in the Plan Supplement as an exhibit to each Trust Agreement. Such procedures are consistent with the interests of creditors and equity holders and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.
W. Additional Plan Provisions (11 U.S.C. § 1123(b)). The additional provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to specifically address a provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision.
X. Impairment/Unimpairment of Classes of Claims and Equity Interests (§ 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, (I) Classes 1(a)-(f) (Other Priority Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Classes 2(a)-(f) (Secured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), and Class 7(g) (Equity Interests in ASC) are not impaired by the Plan; and (II) Class 3 (Investment Note Claims and RediReserve Certificate Claims against Advanta), Classes 4(a)-(f) (General Unsecured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, Advanta Finance, respectively), Class 5 (Subordinated Note Claims against Advanta), Classes 6(a)-(f) (Subordinated Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Classes 7(a)-(c) (Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC), and Classes 7(d)-(f) (Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance) are impaired by the Plan.

Y. Assumption and Rejection of Executory Contracts (11 U.S.C. § 1123(b)(2)). In accordance with section 1123(b)(2) of the Bankruptcy Code, Section 8.1 of the Plan provides for the rejection of executory contracts and unexpired leases of the Debtors as of immediately prior to the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court entered on or before the Effective Date, (ii) as to which a motion for approval of the assumption, assumption and assignment, or rejection, of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be assumed, or assumed and assigned, on Schedule 8.1 of the Plan. The listing of a document on Schedule 8.1 of the Plan shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder. Accordingly, the Plan satisfies the requirements of section 1123(b)(2) of the Bankruptcy Code.
Z. Cure of Defaults (11 U.S.C. § 1123(d)). Section 8.4 of the Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in Schedule 8.1 of the Plan represent the amounts, if any, that are determined by the Debtors in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law to be the final amounts to be paid to Claimants in full and complete satisfaction of such default claims. No Claimant listed on Schedule 8.1 of the Plan may seek payment in excess of the amounts listed on Schedule 8.1. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

AA. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:
(a)	Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code;

(b)	The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

(c)	The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in transmitting the Plan, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating the votes on the Plan.
BB. Plan Proposed in Good Faith (11 U.S.C. § 1129 (a)(3)). The Debtors are the proponents of the Plan. The Debtors have proposed the Plan (including the Plan Supplement and all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the Declarations, the facts and the record of these Chapter 11 Cases, including the record of the hearing to approve the Disclosure Statement, and the record of the Confirmation Hearing, and other proceedings held in connection with these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates for the benefit of all creditors. The Plan was negotiated at arms’ length between and among representatives of the Debtors, the Creditors’ Committee, and other parties in interest, and represents the culmination of months of intensive negotiations and discussions among all parties in interest. Moreover, the Plan accomplishes maximization of the Debtors’ assets and equitable distribution of these assets by providing the means through which the Debtors and the Trusts may effectuate distributions to their creditors. Inasmuch as the Plan promotes the purposes of the Bankruptcy Code, the Plan and the related documents have been filed in good faith and the Debtors have satisfied their obligations under section 1129(a)(3). Further, the Plan’s classification, indemnification, exculpation and injunction provisions have been negotiated in good faith and at arms’ length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code and are each necessary to effectuate the Debtors’ successful wind-down.
CC. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Pursuant to the interim compensation procedures previously approved by this Bankruptcy Court and established in these Chapter 11 Cases under section 331 of the Bankruptcy Code, any payments made or to be made by the Debtors for services or for costs and expenses in connection with these Chapter 11 Cases, or in connection with the Plan and incident to the chapter 11 case, have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.
DD. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of Reorganized Advanta and ASC after the Effective Date of the Plan have been fully disclosed in the Plan Supplement, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. To the extent the appointment of the Trustees or the Delaware Trustee implicates section 1129(a)(5), such appointments were made in conjunction with and with the support of the Creditors’ Committee and are in the best interest of all creditors. The Debtors have disclosed the identities of the Trustees and the Delaware Trustee in the Trust Agreements. As such, the Plan satisfies section 1129(a)(5).

EE. No Rate Changes (11 U.S.C. § 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction.
FF. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis contained in the Disclosure Statement, (i) is persuasive and credible, (ii) has not been controverted by other evidence, (iii) is based on commonly accepted methodologies and reasonable assumptions, and (iv) provides a reasonable estimate of the liquidation values upon conversion to cases under chapter 7 of the Bankruptcy Code. With respect to each impaired class of Claims against or Equity Interests in the Debtors, each holder of a Claim or Equity Interest in such Class has accepted the Plan or will receive or retain pursuant to the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Based on the Declarations and any additional evidence presented at the Confirmation Hearing, the Bankruptcy Court finds that the holders of Claims and Equity Interests in all Classes will receive at least as much under the Plan as they would receive under a hypothetical chapter 7 liquidation. Accordingly, the Plan satisfies the “best interests test” under section 1129(a)(7) of the Bankruptcy Code.

GG. Acceptance by Certain Classes (11 U.S.C. 1129(a)(8)). Classes 1(a)-(f) (Other Priority Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), Classes 2(a)-(f) (Secured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), and Class 7(g) (Equity Interests in ASC) are unimpaired under the Plan and are, therefore, conclusively deemed to have accepted the Plan pursuant to section 1126(f). Class 3 (Investment Note Claims and RediReserve Certificate Claims against Advanta), Classes 4(a)-(f) (General Unsecured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, Advanta Finance, respectively), Class 5 (Subordinated Note Claims against Advanta), and Classes 7(d)-(f) (Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance), which are impaired Classes of Claims or Equity Interests eligible to vote, have affirmatively voted to accept the Plan. As such, section 1129(a)(8) is satisfied with respect to these Classes of Claims and Equity Interests. Holders of Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC, respectively, in Classes 7(a)-(c) are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code, because such Classes will neither receive nor retain any property on account of their interests in the Debtors. In addition, holders of Claims in Class 6(a) (Subordinated Claims against the Consolidated Debtors), which is an impaired Class of Claims eligible to vote, did not return any ballots. There are no holders of Claims in Classes 6(b)-(f) (Subordinated Claims against Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively) and accordingly, no votes were cast on behalf of those Claims either. Although section 1129(a)(8) of the Bankruptcy Code is not satisfied with respect to Classes 6(a)-(f) and Classes 7(a)-(c), the Plan nevertheless is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Classes 6(a)-(f) and Classes 7(a)-(c), as set forth below.

HH. Treatment of Administrative Expense Claims, Priority Tax Claims, Other Priority Claims and Secured Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims, Priority Tax Claims, and Secured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively, pursuant to Sections 2.1, 2.4, and 4.2 of the Plan respectively, satisfies the requirements of sections 1129(a)(9)(A), (C) and (D) of the Bankruptcy Code. The treatment of Other Priority Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively, pursuant to Section 4.1 of the Plan satisfies the requirements of sections 1129(a)(9)(B) of the Bankruptcy Code, as applicable.
II. Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). Class 3 (Investment Note Claims and RediReserve Certificate Claims against Advanta), Classes 4(a)-(f) (General Unsecured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, Advanta Finance, respectively), Class 5 (Subordinated Note Claims against Advanta), and Classes 7(d)-(f) (Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance), each of which is impaired pursuant to the Plan and entitled to vote, voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.
JJ. Feasibility (11 U.S.C. § 1129 (a)(11)). The evidence proffered or adduced at the Confirmation Hearing and set forth in the Rosoff Declaration (i) is persuasive and credible; (ii) has not been controverted by other evidence, and (iii) establishes that the Debtors will have sufficient resources to timely meet all of their financial obligations under the Plan, including post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing the Chapter 11 Cases. Accordingly, the Plan is feasible and section 1129(a)(11) is satisfied.

KK. Payment of Fees (11 U.S.C. § 1129(a)(12)). As required pursuant to Section 12.8 of the Plan, all fees due and payable pursuant to 28 U.S.C. § 1930 have been or will be paid on the Effective Date, or as soon thereafter as is practicable, by the applicable Trust, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.
LL. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). As reflected in the Rosoff Declaration, the Debtors believe that the COLI Program is the Debtors’ only “retiree benefit” as such term is defined in section 1114(a) of the Bankruptcy Code. As provided in Section 8.7 of the Plan, the COLI Program will continue in effect after the Effective Date, subject to the right of the Trustees or Reorganized Advanta, as applicable, to modify, terminate, or surrender the COLI Program and/or any underlying insurance policies in accordance with the terms thereof. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.
MM. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
NN. The Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

OO. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are each moneyed, business, or commercial corporations and/or partnerships, as the case may be, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
PP. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). The Debtors have satisfied the requirements of sections 1129(b)(1) and (b)(2) of the Bankruptcy Code with respect to Classes 6(a)-(f) (Subordinated Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively), and Classes 7(a)-(c) (Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC, respectively) (collectively, the “Non-Accepting Classes”). Based on the evidence proffered, adduced, and/or presented at the Confirmation Hearing and in the Declarations, the Plan does not discriminate unfairly and is fair and equitable with respect to the Non-Accepting Classes. As required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, the Plan does not “unfairly discriminate” because each Non-Accepting Class is of a different legal nature and priority, and no Class of Claims or Equity Interests of similar legal rights is receiving different treatment under the Plan. Specifically, the Plan does not discriminate unfairly with respect to Classes 6(a)-(f) because the Plan enforces applicable subordination provisions pursuant to section 510 of the Bankruptcy Code. The Plan is also “fair and equitable” as to the Non-Accepting Classes because the Plan maintains the relative priority among the classes. The Plan is “fair and equitable” as to holders of (i) Subordinated Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance (Class 6(a)-(f)), and (ii) Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC, respectively (Classes 7(a)-(c)) because no junior Class of Claims or Equity Interest will receive or retain any property under the Plan on account of their Claims or Equity Interests until the more senior Claims are paid in full. Based on the foregoing, the requirements of section 1129(b) of the Bankruptcy Code are met with respect to each of the Non-Accepting Classes. As such, the Plan may be confirmed notwithstanding the rejection by the Non-Accepting Classes.

QQ. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in these Cases, and accordingly, section 1129(c) of the Bankruptcy Code is satisfied.
RR. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.
SS. Not Small Business Cases (11 U.S.C. § 1129(e). None of these Chapter 11 Cases is a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.
TT. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
Plan Implementation
UU. Implementation. The Plan and all documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arms’-length and shall, on and after the Effective Date, constitute legal, valid, binding and authorized obligations of the respective parties thereto, are not in conflict with any federal or state law, and will be enforceable in accordance with their terms.
VV. Substantive Consolidation. No parties have objected to the substantive consolidation of the Consolidated Debtors and all parties are hereby deemed to have consented to the substantive consolidation of the Consolidated Debtors. Accordingly, substantive consolidation of the Consolidated Debtors pursuant to section 105(a) of the Bankruptcy Code satisfies applicable law and is appropriate based on the facts and circumstances of these Chapter 11 Cases.

WW. Executory Contracts and Unexpired Leases. The Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption, assumption and assignment, and rejection of executory contracts and unexpired leases pursuant to the Plan.
Injunctions and Exculpations
XX. Injunctions and Exculpations. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunctions, and the exculpations set forth in Article X of the Plan. Such provisions, in accordance with section 105(a) of the Bankruptcy Code, (i) are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ Estates, (iii) are fair and reasonable and (iv) are in the best interests of the Debtors, their estates, and parties in interest. Further, the exculpations in the Plan do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, criminal conduct, or the other exceptions set forth therein. Based upon the record of these Chapter 11 Cases and the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Bankruptcy Court finds that the injunctions and exculpations set forth in Article X of the Plan are consistent with the Bankruptcy Code and applicable law.
Other Findings
YY. Trusts. Entry into the Trust Agreements is in the best interests of the Debtors, the Debtors’ Estates, and all stakeholders. The establishment of the Trusts, the selection of FTI to serve as the Trustee for each of the Trusts, the selection of Wilmington Trust Company to serve as the Delaware Trustee of each Trust, the selection of the initial members of the TABs as named in the Plan Supplement as an exhibit to each Trust Agreement, and the form of the proposed Trust Agreements are appropriate and in the best interests of the Debtors stakeholders. The Trust Agreements shall, upon execution, be valid, binding and enforceable in accordance with their terms.

ZZ. Preservation of Causes of Action. It is in the best interests of the Debtors and their creditors and holders of Equity Interests that all Causes of Action, other than those expressly released under the Plan, be retained by Trusts as set forth in the Plan.
The Plan Satisfies Confirmation Requirements
AAA. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
1. Confirmation. The Plan is CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. A copy of the confirmed Plan is attached as Exhibit A to this Order. The terms of the Plan and the Plan Supplement, as modified or amended, are incorporated by reference into, and are an integral part of, this Order. The letters dated November 1, 2010 and December 15, 2010 from Dennis Alter and William Rosoff, copies of which are attached hereto as Exhibit B, are valid and binding on the signatories thereto, and are incorporated by reference into, and are an integral part of, this Order.
2. Objections. All parties have had a full and fair opportunity to litigate all issues raised by the Objections, or which might have been raised, and the Objections have been fully and fairly litigated. All Objections, responses, statements, and comments in opposition to the Plan (including to the claims to be disallowed pursuant to Section 12.10 of the Plan), other than those withdrawn with prejudice in their entirety prior to the Confirmation Hearing or otherwise resolved on the record of the Confirmation Hearing and/or herein, are overruled for the reasons stated on the record.

3. Plan Supplement. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and any documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein or contemplated thereby), as applicable, are authorized and approved when they are finalized, executed and delivered. Without further order or authorization of this Bankruptcy Court, prior to the Effective Date, the Debtors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that do not conflict with the Plan. Execution versions of the documents comprising the Plan Supplement shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, and be enforceable in accordance with their terms.
4. Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Plan or the Plan Supplement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Bankruptcy Court that the Plan and the Plan Supplement be approved and confirmed in its entirety.
5. Allowance of Certain Claims.
(a) As set forth in Section 4.3(a) of the Plan, proof of Claim assigned number 941, filed by the Retail Note Indenture Trustee, is hereby Allowed in an amount of $140,622,493.80 in the aggregate and shall be satisfied pursuant to the terms of the Plan. Accordingly, the proofs of Claims listed on Schedule 12.10 to the Plan are hereby disallowed as duplicative of proof of Claim number 941, without need for any further action or court order.

(b) As set forth in Section 4.10(a) of the Plan, proof of Claim assigned number 1718, filed by the 8.99% Indenture Trustee, is hereby Allowed in an amount of $96,511,556.06 in the aggregate and shall be satisfied pursuant to the terms of the Plan. The proofs of Claims filed on behalf of Subordinated Note Claims assigned numbers 1717, 1720, are 1721 are hereby deemed withdrawn.
6. Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made pursuant to the Plan shall be governed solely by the terms of the Plan. The classification set forth on the Ballots tendered or returned by the Debtors’ stakeholders in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes; and (c) shall not be binding on the Debtors, the Trusts, or stakeholders for purposes other than voting on the Plan.
7. Binding Effect. Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interest, including any Equity Interest, of such holder is impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to or received a distribution under the Plan.

8. Exchange of Trust Preferred Securities. Subject to Paragraph 11 of this Order, pursuant to Section 5.1 of the Plan, to effectuate the terms of the ACT Declaration of Trust, on the Effective Date, the ACT Securities shall be deemed automatically cancelled and extinguished, and the obligations of the Debtors and ACT under any agreements, indentures, guarantees or certificates of designations governing or specifically related to the ACT Securities shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any further action on the part of the Bankruptcy Court or any Person; provided, however, that each holder of Trust Preferred Securities shall be deemed to have received on the Effective Date an Allowed Subordinated Note Claim in an amount equal to a Like Amount of Subordinated Notes. For the avoidance of doubt, on the Effective Date, (i) ACT’s claims against Advanta and the guarantee claims against Advanta of the holders of Trust Preferred Securities shall be extinguished; and (ii) Advanta shall have no Claims on account of the Common Securities and all Claims on account of Common Securities shall be extinguished. On the Effective Date, the ACT Declaration of Trust shall be deemed terminated and ACT shall be deemed dissolved without any further action on the part of the Bankruptcy Court or any Person. After performance by the ACT Trustees of any duties that are required under the Plan, this Order and/or under the terms of any agreements, indentures, guarantees or certificates of designations to implement the terms of Section 5.1 of the Plan, the ACT Trustees and each of their agents shall be relieved of, and released from, all obligations associated with the ACT Securities under applicable trust agreements or law.

9. Merger, Dissolution, or Consolidation of Corporate Entities. Pursuant to Section 5.3 of the Plan and section 1123(a)(5)(C) of the Bankruptcy Code, on and as of the Effective Date, all Debtors (other than Advanta and ASC) shall be deemed dissolved without any further court or corporate action, including the filing of any documents with the Secretary of State for any state in which such Debtors are incorporated or any other jurisdiction; provided, however, that the applicable Trustees shall have authority to take whatever actions are necessary to dissolve the Debtors (other than Advanta and ASC). In addition, prior to the Effective Date, the Debtors with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), and after the Effective Date, the applicable Trustee, shall have authority to: (i) cause any or all of Advanta, ASC, or any non-Debtor Affiliate (other than the ABC Parties) to be merged into one or more of the Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among Advanta, ASC, or any non-Debtor Affiliate (other than the ABC Parties), (iii) to the extent determined appropriate by the Debtors and the applicable Trustee, cause the reduction, recharacterization, reinstatement or discharge of any Intercompany Claim (to the extent not already eliminated under Section 5.2 of the Plan) and any claim between any non-Debtor Affiliate (other than the ABC Parties) and any Debtor, or (iv) engage in any other transaction in furtherance of the Plan.
10. Reorganized Advanta. The Board of Directors of Advanta is authorized, without any further action, to issue one share of Trustee Stock in Reorganized Advanta to the Advanta Trustee, and to take any other action in furtherance thereof with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), for the purpose of reorganizing Advanta. On the Effective Date, the share of Trustee Stock shall be delivered to the Advanta Trust.

11. Cancellation of Existing Securities and Agreements. Pursuant to Section 5.6 of the Plan, except (a) as otherwise expressly provided in the Plan, (b) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, (c) for purposes of evidencing a right to distributions under the Plan, or (d) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, on the Effective Date, the RediReserve Certificates, Investment Notes, ACT Securities, Equity Interests and any and all other instruments evidencing any Claims or Equity Interests against or in the Debtors, including, without limitation, the Indentures, shall be deemed automatically cancelled and terminated as permitted by section 1123(a)(5)(F) of the Bankruptcy Code without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged. The RediReserve Certificates, Investment Notes, ACT Securities, Equity Interests and any and all other instruments evidencing any Claims or Equity Interests against or in the Debtors shall continue in effect solely for the purposes of (i) allowing a holder of an Allowed RediReserve Certificate Claim, an Allowed Investment Note Claim, an Allowed General Unsecured Claim and an Allowed Subordinated Note Claim to receive their distributions under the Plan (if any), (ii) enforcing the terms of the subordination provisions in the 8.99% Indenture, (iii) allowing the Disbursing Agents to make the distributions, if any, on account of Allowed Claims, (iv) allowing the Disbursing Agents to perform any necessary administrative functions with respect to the distributions (if any) to be made on account of Allowed Claims, and (v) permitting the Indenture Trustees to (a) maintain and assert their Charging Liens for payment of the Indenture Trustee Fees as provided in Section 2.3 of the Plan, (b) seek compensation and reimbursement for any reasonable and documented fees and expenses, if any, incurred in making distributions pursuant to the Plan, (c) maintain and enforce any right to indemnification under the applicable Indentures, which rights, if any, shall continue to exist regardless of whether or not a proof of Claim was filed by the applicable Indenture Trustee in the Chapter 11 Cases. As soon as practicable after the Effective Date, the Debtors or the AC Trustee, with the cooperation of the applicable Indenture Trustee, shall send a letter of transmittal to each holder of an Allowed RediReserve Certificate Claim, an Allowed Investment Note Claim, and an Allowed Subordinated Note Claim, advising such holder of the effectiveness of the Plan. Delivery of any RediReserve Certificates, Investment Notes, or Subordinated Notes will be effected, and risk of loss and title thereto shall pass, only upon each holder’s compliance with the terms and conditions of such letter of transmittal. Delivery of any RediReserve Certificate or Investment Note shall be effected and risk of loss and title thereto shall pass so long as the holder of each such note has complied with the letter of transmittal, including providing a correct taxpayer number on a form W-9 provided with the transmittal letter, and the amount of the notes held by each holder as set forth in the letter of transmittal is the same amount that is reflected on the register of the note holders maintained by Advanta, as securities registrar, as of the Distribution Record Date. If the record holder of a note is DTC or its nominee or another securities depository or custodian thereof, and such notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holder of such a note shall be deemed to have surrendered such holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof. Upon compliance with Section 5.6 of the Plan in connection with any RediReserve Certificate, Investment Note, or Subordinated Note, the holders of such notes shall, for all purposes under the Plan, be deemed to have validly surrendered such note.
12. Substantive Consolidation. Entry of this Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Consolidated Debtors. On and after the Effective Date (i) no distributions shall be made under the Plan on account of Intercompany Claims among the Consolidated Debtors, (ii) all guarantees by any of the Consolidated Debtors of the obligations of any other Consolidated Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Consolidated Debtor and any guarantee thereof executed by any other Consolidated Debtor and any joint and several liability of any of the Consolidated Debtors shall be deemed to be one obligation of the deemed Consolidated Debtors, and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases of the Consolidated Debtors shall be deemed filed against the Consolidated Debtors and shall be deemed one Claim against and obligation of the Consolidated Debtors. The substantive consolidation contemplated in Section 5.2 of the Plan shall only include the Consolidated Debtors and shall not include Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance.

13. The Trusts. On or before the Effective Date, the Trust Agreements shall be executed by the applicable Debtors, the applicable Trustees and the Delaware Trustee, and the parties shall take all other steps necessary to establish the Trusts and the Beneficial Interests therein. In the event of any conflict between the terms of the Plan and the terms of the Trust Agreements, the terms of the Plan shall govern. The Trust Agreements may provide powers, duties and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties and authorities do not affect the status of the Trusts as “liquidating trusts” for United States federal income tax purposes and do not conflict with the Plan. The Trust Assets shall be transferred to the Trusts in accordance with the provisions of the Plan and the Trust Agreements. FTI is hereby appointed as the Trustee for each of the Trusts and Wilmington Trust Company as the Delaware Trustee for each of the Trusts. Subject to the terms of the applicable Trust Agreement, the Trustees may retain and compensate attorneys and other professionals to assist in their duties as the trustees of the Trusts on such terms as the applicable Trustee deems appropriate without Bankruptcy Court approval. Without limiting the foregoing, the Trustees may retain any professional that represented the Creditors’ Committee or other parties in interest in these Chapter 11 Cases and the same professional may represent any or all of the Trusts, Reorganized Advanta, ASC and any other Affiliate of Reorganized Advanta. In addition, any member, principal, officer, director or employee of any applicable Trustee is authorized to serve as a director, officer or employee of Reorganized Advanta, ASC and any other Affiliate of Reorganized Advanta.

14. Vesting of Property in the Trusts. Except as otherwise provided in the Plan and/or this Order, on the Effective Date, all property of the Debtors’ Estates shall vest in the Trusts, free and clear of all Claims, Interests, liens and encumbrances of any kind, as provided in the Plan.
15. Books and Privileges. As provided in the Plan, in connection with the transfer of the Trust Assets to the applicable Trust, all Books and Privileges relating to such Trust Assets shall vest in the applicable Trustee solely in its capacity as such. Consistent with Sections 1.88 and 5.4(c) of the Plan, the Debtors and the applicable Liquidating Trustee are authorized to take all necessary actions to effectuate the transfer of the Books and Privileges relating to their respective Trust Assets, to assert or waive any privilege relating to their respective Trust Assets, including, but not limited to, any attorney-client privilege, work-product protection, or other privilege or immunity attaching to any documents or communications (whether written, electronic or oral), and to direct current or former agents, attorneys, advisors and other professionals of such Debtor or Debtors to deliver such documents or communications.
16. Committee’s Privileges. Upon the dissolution of the Committee on the Effective Date pursuant to Section 12.11 of the Plan, all documents and communications of any kind, whether physical or electronic, the right to assert or waive any privilege or protection, including, but not limited to, any attorney-client or work-product protection, or other privilege or immunity attaching to any documents or communications (whether written, electronic or oral), and rights to direct current or former agents, attorneys, advisors and other professionals of the Creditors’ Committee to deliver such documents or communications shall vest in the applicable Trustees. The Creditors’ Committee, the Trustees and the members of the TABs are authorized to take all actions and to enter into such agreements as are appropriate for purposes of the sharing of the Creditors’ Committee documents and communications and the vesting of the right to assert or waive any privilege or protection as contemplated in this Paragraph.

17. Insurance Policies. Nothing in the Disclosure Statement, the Plan, this Order, any exhibit to the Plan or any other Plan document (including any provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing in any respect the legal, equitable or contractual rights and defenses, if any, of the insureds, the Debtors or any insurer with respect to any insurance policies or related agreements (the “Insurance Policy Documents”). The rights and obligations of the insureds, the Debtors, the applicable Trust and insurers shall be determined under the Insurance Policy Documents, including all terms, conditions, limitations and exclusions thereof, which shall remain in full force and effect, and under applicable non-bankruptcy law. Nothing in the Disclosure Statement, the Plan, this Order, any exhibit to the Plan or any other Plan document (including any provision that purports to be preemptory or supervening), shall in any way (i) limit a Debtor, the Trusts or their assignees from asserting a right or claim to the proceeds of any insurance policy that insures any such Debtor, was issued to any such Debtor or was transferred to the Trusts by operation of the Plan, nor (ii) limit any right of any other party to challenge such right or claim.

18. Treatment Is in Full Satisfaction. All distributions under the Plan shall be made in accordance with the Plan and the Trust Agreements. The treatment of the distributions set forth in the Plan is in full satisfaction of the legal, contractual and equitable rights (including any liens) that each Person holding a Claim in or Equity Interest against the Debtors or their property may have, including under any agreements.
19. Unresolved Claims. The provisions of Article VII of the Plan, including, without limitation, the provisions governing procedures for resolving Unresolved Claims, are fair and reasonable and are approved.
20. Pospetition Interest. As soon as practicable after the applicable Trustees determine with reasonable certainty that holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims will receive distributions pursuant to Section 4.3 of the Plan aggregating 100% of the principal and accrued prepetition interest of their Allowed Claims, the applicable Trustees shall so notify the Indenture Trustees in writing (the “Section 4.3 Notice”). Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall prohibit the Retail Note Indenture Trustee and/or any holder of Allowed Investment Note Claims or Allowed RediReserve Certificate Claims from commencing an action in the Bankruptcy Court within forty-five (45) days after service of the Section 4.3 Notice asserting that under the Indentures, holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims are entitled to receive post-petition interest from the distributions that would otherwise have been made to holders of Allowed Subordinated Note Claims (the “Interest Action”). Nothing in the Plan shall preclude any party in interest, including, without limitation, the 8.99% Indenture Trustee, any holder of Subordinated Notes, the Debtors, or any of the Trustees, from challenging or otherwise participating in the Interest Action. The Trustees shall not make any distributions to holders of Allowed Subordinated Note Claims or any distributions to the holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims exceeding 100% of the Allowed amount of such claims as set forth in Section 4.3(a) of the Plan, until after (i) the Interest Action has not been timely commenced, or (ii) if the Interest Action is timely commenced, entry of a Final Order resolving the Interest Action, in which case distributions shall be made pursuant to the terms of such Final Order.

21. Approval of Assumption, Assumption and Assignment, and Rejection of Executory Contracts and Unexpired Leases. Entry of this Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, of the assumption, assumption and assignment, or rejection, as the case may be, of the executory contracts and unexpired leases assumed, assumed and assigned, or rejected pursuant to Section 8.1 of the Plan.
22. Inclusiveness. Unless otherwise specified on Schedule 8.1 of the Plan, each executory contract and unexpired lease listed therein includes any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 8.1 of the Plan.
23. Compensation and Benefit Programs. Notwithstanding anything contained in the Plan to the contrary, unless listed on Schedule 8.7 of the Plan or except as provided below in Section 8.7 with respect to the COLI Program, all Compensation and Benefit Programs shall be deemed terminated immediately prior to the Effective Date without any further action by the Bankruptcy Court or the Debtors; provided, however, that all employees employed by the Debtors immediately prior to the Effective Date and covered by the Post Petition Advanta Employees’ Severance Pay Plan, including those who will be employed by any of the Trusts, Reorganized Advanta or ASC immediately after the Effective Date, shall be entitled to benefits under the Post-Petition Advanta Employees’ Severance Pay Plan as if their employment had been terminated by the Debtors immediately prior to the termination of the Post Petition Advanta Employees’ Severance Pay Plan.

24. Any Compensation and Benefit Program listed on Schedule 8.7 may be terminated by Reorganized Advanta or the applicable Trustee any time after the Effective Date; provided, however, that for eighteen (18) months after the Effective Date, neither Reorganized Advanta nor the Trustees may terminate the underlying group health plan under which former employees of the Debtors (and their covered beneficiaries) are receiving COBRA coverage (the “COBRA Health Plan”); and provided further, however, that notwithstanding its inclusion on Schedule 8.7 and its continuation after the Effective Date, if any Compensation and Benefit Program listed on Schedule 8.7 is ultimately terminated after the Effective Date (other than the COBRA Health Plan, which shall be deemed terminated as of the date it is actually terminated by the Trustee or Reorganized Advanta pursuant to its terms), such termination will be deemed and treated as if to have taken place immediately prior to the Effective Date such that any parties or beneficiaries to such Compensation and Benefit Program will be in the same position with respect to any potential Claims, rights or benefits as if the Compensation and Benefit Program had been terminated by the Debtors immediately prior to the Effective Date (for the avoidance of doubt, the status of any Claim arising from such terminated Compensation and Benefit Program shall not be improved, disadvantaged, or otherwise modified by virtue of the maintenance of the applicable Compensation and Benefit Program for any period after the Effective Date, and any such Claim shall not be entitled to administrative expense status under section 503 of the Bankruptcy Code as a result of the Compensation and Benefit Program having been continued after the Effective Date). Reorganized Advanta or the applicable Trustee shall provide the parties to and beneficiaries of any such terminated Compensation and Benefit Program written notice of such termination and any such party or beneficiary may rely on any proof of Claim filed by such party or beneficiary in the Chapter 11 Cases with respect to any Claims under such terminated Compensation and Benefit Program and without prejudice to any right of such party or beneficiary to amend or modify such proof of Claim.

25. In the event any Compensation and Benefit Program listed on Schedule 8.7 is determined to be an executory contract, nothing in the Plan or this Order shall be deemed to constitute an assumption of such Compensation and Benefit Program, and the applicable Trustee shall have authority to reject such Compensation and Benefit Program upon delivery of a written notice of such rejection to all parties to and beneficiaries of such Compensation and Benefit Program, and such rejection will be deemed treated as if to have taken place immediately prior to the Effective Date such that any parties or beneficiaries to such Compensation and Benefit Program shall be in the same position with respect to any potential Claims, rights or benefits as if the Compensation and Benefit Program had been rejected by the applicable Debtor immediately prior to the Effective Date (for the avoidance of doubt, the status of any Claim arising from such rejected Compensation and Benefit Program shall not be improved, disadvantaged, or otherwise modified by virtue of the maintenance of the applicable Compensation and Benefit Program for any period after the Effective Date, and any such Claim shall not be entitled to administrative expense status under section 503 of the Bankruptcy Code as a result of the Compensation and Benefit Program having been continued after the Effective Date).

26. Nothing in the Plan or this Order shall (i) preclude any rights of any Person to assert that a “change of control” or “change in control” (as such term may be used in the SEIP, the SERP or any other agreement, benefit plan, severance plan, or other arrangement) has or has not occurred, including, without limitation, by reason of the formulation, filing, prosecution, confirmation, or consummation of the Plan, (ii) limit any rights of the Debtors, Reorganized Advanta, the Trustees, or the Debtors’ estates to object to, contest, challenge, seek to subordinate or dispute any Claims asserted by any Person in connection with any Compensation and Benefit Program and/or termination or rejection of any Compensation and Benefit Program, or (iii) constitute a finding that the termination or rejection of any Compensation and Benefit Program pursuant to Section 8.7 of the Plan does or does not give rise to any Claims (and all parties’ and beneficiaries’ rights with respect thereto are hereby reserved).
27. Bar Date for Filing Proofs of Claim Relating to Executory Contacts and Unexpired Leases Rejected Pursuant to the Plan. Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Plan must be filed with the Debtors’ Claims Agent, the Garden City Group, Attn: Advanta Corp., 5151 Blazer Parkway, Suite A, Dublin, OH 43017, no later than thirty (30) days after the later of (a) notice of entry of this Order and the Effective Date, (b) notice of an amendment to Schedule 8.1 of the Plan (solely with respect to the party directly affected by such modification), or (c) notice of the Debtors’ election to reject such executory contract or unexpired lease under Section 8.4 or Section 8.7 of the Plan. All such proofs of Claim not filed within the time set forth in this paragraph shall be forever barred from assertion against the Debtors and their estates or the Trusts and their assets. The cure amounts identified on Schedule 8.1 of the Plan represent the amounts, if any, that are determined by the Debtors in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law to be the final amounts to be paid to Claimants in full and complete satisfaction of such default claims. No Claimant listed on the Schedule 8.1 may seek payment in excess of the amounts listed on Schedule 8.1.

28. Post-Effective Date Assets. Pursuant to Section 10.1 of the Plan, on and after the Effective Date, the Trustees may dispose of the assets of their respective Trusts free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the applicable Trust Agreement.
29. Injunction.
(a) Pursuant to Section 10.3 of the Plan, except as otherwise expressly provided herein or in the Plan, all Persons who have held, hold or may hold Claims or Equity Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals and affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind (whether directly, derivatively or otherwise) against the Debtors related to a Claim or Equity Interest, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, or against the property or interests in property of the Debtors, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors, or (v) pursuing any Claim or Interest released pursuant to Section 10.7 of the Plan. Such injunction shall extend to any successors of the Debtors and their respective properties and interest in properties.

(b) All Causes of Action against the Debtors that are not otherwise released under the Plan (other than with respect to federal taxes of Advanta and ASC) shall be channeled to the applicable Trust and be subject to the jurisdiction of the Bankruptcy Court. Any Cause of Action brought against any Trust or any Trustee may only be brought before and heard by the Bankruptcy Court.
(c) Notwithstanding anything to the contrary contained in the Plan, any Plan Supplement document, any amendment to the Plan, or this Order: (A) other than with respect to any Claim, Cause of Action or other assertion of liability that is released pursuant to Section 10.7 of the Plan, nothing contained in the Plan, any Plan Supplement document, any amendment to the Plan, or this Order shall release, enjoin, preclude or otherwise affect in any way the pursuit or prosecution of the claims asserted, or which may be asserted (including without limitation any appeals), against any non-Debtor in (i) that certain securities class action titled William E. Underland, on behalf of himself and all other similarly situated persons (collectively, the “Underland Class Plaintiffs”) against Dennis Alter, et. al., currently pending in the United States District Court, Eastern District of Pennsylvania (Philadelphia), Civil Action No. 2:10-cv 03621-CMR (the “Underland Action”), (ii) that certain ERISA class action titled In re Advanta Corp. ERISA Litig., Civil Action No. 2:09-cv-4974-CMR (the “ERISA Litigation”), filed in the United States District Court for the Eastern District of Pennsylvania, or (iii) that certain securities class action titled Steamfitters Local 449 Pension Fund, Individually and On Behalf of All Others Similarly Situated v. Dennis Alter, et al., Civil Action No. 2:09-cv-4730-CMR (the Securities Litigation”), filed in the United States District Court for the Eastern District of Pennsylvania, including without limitation the pursuit or prosecution (a) of any otherwise applicable discovery to which the Underland Class Plaintiffs or the plaintiffs in the ERISA Litigation or the Securities Litigation, as applicable, would be entitled under the Federal Rules of Civil Procedure and applicable case law, but subject to any otherwise applicable defense of the Debtors or the Trustees under the Federal Rules of Civil Procedure and applicable case law; (b) of or against applicable insurance with respect to claims against any non-Debtors, including without limitation, litigation against any insurer providing insurance coverage to any non-Debtor defendants; and (c) as concerns any claims asserted against such insurers, insurance and non-Debtors, the entry or enforcement of any settlement or judgment obtained; and (B) prior to abandoning or otherwise disposing of any books, records or other documents (in any format, including electronic, paper form or otherwise) that pertain to the Underland Action, the ERISA Litigation or the Securities Litigation (collectively, “Litigation Books and Records”) the Liquidating Trustees shall seek approval of the Bankruptcy Court on not less than seventeen (17) days written notice to the attorneys for the Underland Plaintiffs and the attorneys for the plaintiffs in the ERISA Litigation and the Securities Litigation and shall not abandon or otherwise dispose of any of the Litigation Books and Records absent the entry of a further order of the Bankruptcy Court authorizing same.
(d) Notwithstanding the foregoing, the plaintiffs in the ERISA Litigation and the Securities Litigation shall retain the right to file a motion (the “Lead Plaintiffs’ Motion”) after the Effective Date with the Bankruptcy Court seeking authorization to prosecute and liquidate any Claims they have asserted against the Debtors in proofs of Claim timely filed in these Chapter 11 Cases, with any judgment or settlement obtained to be satisfied solely to the extent of, and for the limited purpose of pursuing the collection of, any applicable insurance proceeds. The plaintiffs in the ERISA Litigation and the Securities Litigation shall not be entitled to any discovery in connection with the Lead Plaintiffs’ Motion other than copies of (i) the applicable insurance policies, which would be provided subject to an appropriate protective order, and (ii) notices of circumstance delivered by or on behalf of the Debtors or any insureds under the applicable insurance policies (provided that the Debtors, the Trusts and the Trustees shall reserve all rights to oppose discovery of such notices), which, if ultimately provided, would be provided subject to an appropriate protective order. Nothing in the Plan or this Order shall be deemed a determination of any issue raised in the Lead Plaintiffs’ Motion and all parties’ rights, including those described in Section 8.9 of the Plan, are hereby reserved.

30. Terms of Injunction. Unless otherwise provided herein, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the applicable order providing for such injunction or stay; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan in the Bankruptcy Court.
31. Exculpation. Notwithstanding anything herein or in the Plan to the contrary, as of the Effective Date, none of the Debtors, the Trusts, the Trustees (solely in their capacity as such), the Delaware Trustee (solely in its capacity as such), the Indenture Trustees, the members of the Creditors’ Committee (solely in their capacity as such), the members of the TABs (solely in their capacity as such), and their respective officers, directors, employees, managing directors, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but solely in their capacities as such) shall have or incur any liability for any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken on or after the Commencement Date in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan (or any prior proposed version of the Plan), the Disclosure Statement or any contract, instrument, document or other agreement related thereto (collectively, “Exculpated Conduct”); and such claims shall be deemed expressly waived and forever relinquished as of the Effective Date; provided, however, that the foregoing shall not (i) affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such Person; (ii) limit in any manner the ability of the Debtors, Reorganized Advanta, the Trusts, the Trustees, or the Creditors’ Committee to assert, against any holder of a Claim asserted against the Debtors, any defenses, Causes of Action or counterclaims based on or arising from Exculpated Conduct (including, without limitation, any assertions that any Claims should be equitably subordinated, reduced or eliminated), provided that the amount of any recoveries from such holder on account of such defenses, Causes of Action or counterclaims based on or arising from Exculpated Conduct shall not exceed the amount of distributions to the holder of such Claim as may be Allowed; or (iii) be asserted, relied upon, deemed to be a finding or used as evidence that “cause” (as such term is used in the SEIP, the SERP or any other employment agreement, severance plan, benefit plan or similar instrument or agreement) did or did not exist for the Debtors to terminate the employment of any Person otherwise exculpated by the Plan at any time before, during or after the pendency of the Chapter 11 Cases. For the avoidance of doubt, nothing in Section 10.7 of the Plan shall limit the ability of the Debtors, Reorganized Advanta, the Trusts, the Trustees, or the Creditors’ Committee to assert or recover on any defenses, Causes of Action or counterclaims based on (i) any act taken or omitted to be taken prior to the Commencement Date, or (ii) any act taken or omitted to be taken on or after the Commencement Date that is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct of any Person.

32. Causes of Action/Avoidance Actions/Objections. Other than any releases granted in the Plan, in this Order or in a Final Order of the Bankruptcy Court from and after the Effective Date, the Trusts shall have the right to prosecute any and all Causes of Action including, but not limited to, any and all avoidance or equitable subordination actions, recovery Causes of Action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code or other applicable law that belong to the Debtors, Debtors in Possession or the Debtors’ Estates. For the avoidance of doubt, nothing contained in the Plan shall operate as a release of any Cause of Action against any of the current or former officers, directors or employees of the Debtors or their affiliates, except as provided in Section 10.7 of the Plan.
33. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 9.1 of the Plan are satisfied or waived pursuant to Section 9.2 of the Plan.
34. Retention of Jurisdiction. Pursuant to Article XI of the Plan, the Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code and arising in or related to these Chapter 11 Cases or the Plan, to the fullest extent as is legally permissible, including the matters listed in Article XI of the Plan.

35. Effectuating Documents and Further Transactions. On or before the Effective Date, and without the need for any further order or authority, the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, are authorized to file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to the Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. As of the Effective Date, the Trustees are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any Beneficial Interests issued pursuant to the Plan. As of the Effective Date, the Plan and all documents filed as part of the Plan Supplement, as amended or modified pursuant to the terms of the Plan and this Order, shall be enforceable notwithstanding any other applicable non-bankruptcy law.
36. Corporate Action. On the Effective Date, all actions provided for under the Plan that would otherwise require approval of the stockholders, members, or directors of one or more of the Debtors, as the case may be, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated or established, without any requirement for further action by the stockholders, members, or directors of the Debtors.
37. Settlement of Claims. Pursuant to Section 5.7 of the Plan and Bankruptcy Rule 9019, in consideration for the classification, distribution, and resolution of Claims, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan. All Plan distributions made to creditors holding Allowed Claims in any Class are intended to be and shall be final, and, except as otherwise provided in Article IV of the Plan with respect to Class 5 (Subordinated Note Claims against Advanta), no Plan distribution to a holder of a Claim in one Class shall be shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, other similar inter-creditor arrangement or deficiency claim.

38. Withholding and Reporting Requirements. Pursuant to Section 12.2 of the Plan, each Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of the Beneficial Interests. All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such holders of the Beneficial Interests for all purposes of the relevant Trust Agreements. Each Trustee shall be authorized to collect such tax information from the holders of the Beneficial Interests (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan and the relevant Trust Agreement. In order to receive distributions under the Plan, all holders of the Beneficial Interests must identify themselves to the applicable Trustee and provide tax information and the specifics of their holdings, to the extent the Trustee deems appropriate (including completing the appropriate Form W-8 or Form W-9, as applicable to each holder). Each Trustee may refuse to make a distribution to any holder of a Beneficial Interest that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a holder of a Beneficial Interest, the applicable Trustee shall make such distribution to which the holder of the Beneficial Interest is entitled, without interest; and, provided further that, if the holder fails to comply with such a request within one (1) year, such distribution shall be deemed an unclaimed distribution, and, provided further that, if any Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and such Trustee is later held liable for the amount of such withholding, such holder shall reimburse such Trustee for such liability.

39. Payment of Statutory Fees. All fees payable under 28 U.S.C. § 1930 shall be paid on the Effective Date, or as soon as practicable thereafter, by the applicable Trust.
40. Post-Effective Date Fees and Expenses. From and after the Effective Date, the Trusts shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the applicable Debtors or such Trusts.
41. Dissolution of the Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of such Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
42. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes, equity securities or beneficial interests under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, sales or use, or other similar tax.

43. Professional Compensation and Reimbursement. All applications for final allowance of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 328 and 330 of the Bankruptcy Code or applications for allowance of Administrative Expense Claims arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (collectively, “Final Fee Applications”) shall be due 45 days after the occurrence of the Effective Date. The AC Trustee shall file a notice with the Bankruptcy Court scheduling a hearing to consider the Final Fee Applications, to be held on a date to be specified in the Notice of Confirmation and Effective Date (as defined below). Unless otherwise agreed to by the claimant and the Debtors or the applicable Trustee, the Allowed Administrative Expense Claims arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code shall be paid in full, in Cash, by the applicable Trustee from the applicable Trust as soon as practicable following the later to occur of (a) the Effective Date, and (b) the date upon which any such Administrative Expense Claim becomes an Allowed Administrative Expense Claim. The Trustees are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.
44. Notice of Entry of Confirmation and Occurrence of Effective Date. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Trustees shall file and serve notice of entry of this Order and the occurrence of the Effective Date in substantially the form annexed hereto as Exhibit C (the “Notice of Confirmation and Effective Date”) on all creditors and interest holders, the United States Trustee for the District of Delaware, the attorneys for the Creditors’ Committee, and other parties in interest, by causing the Notice of Confirmation and Effective Date to be delivered to such parties by first-Class mail, postage prepaid, within 10 business days after the occurrence of the Effective Date. The Notice of Order and Effective Date shall also be posted on the website of the Debtors’ Court-appointed voting and tabulation agent, GCG, at: http://www.advantareorg.com. Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Confirmation and Effective Date substantially in the form annexed hereto as Exhibit C is approved.

45. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
46. Modification.
(a) Pursuant to Section 12.4 of the Plan, after the Confirmation Date and prior to the Effective Date, the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests. The Plan may also be substantially altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.
(b) Pursuant to Section 12.7 of the Plan, the documents included in the Plan Supplement may be amended or supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims and any such amendment or supplement is in form and substance reasonably acceptable to the Creditors’ Committee.

47. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of laws.
48. Appeal of this Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or Reorganized Advanta or ASC, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Plan or any amendments or modifications thereto.

49. Conflicts Between Order and Plan. The provisions of the Plan and this Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern and any provision of this Order shall be deemed a modification of the Plan and shall control and take precedence. The provisions of this Order are integrated with each other and are non-severable and mutually dependent.
50. Final Order. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.
51. Separate Orders. This Order is and shall be deemed a separate Order with respect to each of the Debtors in each Debtor’s separate Chapter 11 Case for all purposes.

Dated:	February 11, 2011
Wilmington, Delaware
/s/ Kevin J. Carey
THE HONORABLE KEVIN J. CAREY
CHIEF UNITED STATES BANKRUPTCY JUDGE

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